NEWS RELEASE
FORWARD AIR CORPORATION ANNOUNCES THE
ACQUISITION OF CLP TOWNE INC. AND
THE PREANNOUNCEMENT OF FOURTH QUARTER AND 2014 RESULTS

GREENEVILLE, Tenn.- (BUSINESS WIRE) -     February 4, 2015 - Forward Air Corporation (NASDAQ:FWRD) today reported that Forward Air, Inc. has executed a definitive agreement to acquire CLP Towne Inc. (Towne) along with the preannouncement of fourth quarter and full year 2014 results.

Acquisition of CLP Towne Inc.

Founded in 1963, Towne is a full-service trucking provider offering time-sensitive less-than-truckload shipping, full truckload service, an extensive cartage network, container freight stations and dedicated trucking. Towne’s airport-to-airport network provides scheduled deliveries to 61 service points. A fleet of approximately 525 independent contractor tractors provides the line-haul between those service points.

Headquartered in South Bend, Indiana, Towne had 2014 unaudited revenue of approximately $230 million. The purchase price will be $125 million, subject to an adjustment for working capital. Forward Air also anticipates approximately $15 million of cash tax savings resulting from the benefit of past net operating losses. The transaction will be funded by our recently replaced credit facility, which in addition to a $150 million revolving line of credit, now also has a $125 million term loan component. Excluding one-time deal-related costs, the transaction is expected to be accretive to 2015 earnings.

The closing of the transaction is subject to various customary conditions, including compliance with covenants and agreements in the definitive agreement in all material respects. It is anticipated that the transaction will close in the first quarter of 2015.

Randy Clark, President and CEO of Towne, said: “Combining Towne with Forward Air makes all the sense in the world. It will enable us to leverage Forward Air’s network where we lack adequate shipment density, in turn, driving increased profitability almost immediately. Furthermore, Towne’s best-in-class Midwestern cartage network is a great fit with Forward Air’s Complete product and should drive higher utilization and enhanced profitability. Towne’s employees and its contractors are all very excited to become part of the Forward Air team.”

Bruce A. Campbell, Chairman, President and CEO of Forward Air Corporation, said, “We are extremely pleased with this acquisition. Those familiar with Forward Air and Towne have long thought that this deal was inevitable simply due to the substantial synergies that clearly exist. That’s not to say that our combined teams don’t have our work cut out for us. Our plan is to take a methodical approach to evaluate, then integrate, as much of the Towne book of business as we possibly can. In the short term, this will require a lot of hard work and some additional, integration-related expense. In the longer term, the finished, fully integrated result will create a more reliable network benefiting our customers and ultimately our shareholders.”

Commenting further on this transaction, Rodney L. Bell, Senior Vice President and Chief Financial Officer, said, “In deals of this nature, it is typical to lose in the first few months post-transaction between 25 and 35% of the acquired revenue base to attrition. While our team will strive to minimize that attrition level, we have modeled the expected attrition level at the higher end of that range. On a 2015 full year basis, we estimate that this transaction will be accretive in a range of $0.18 to $0.22 per share. This estimate is without regard to an estimated $15 million in one-time deal and integration costs, $8 million of which is related to closure of duplicate facilities.”

Fourth Quarter, Full Year 2014 Results Preannouncement and Full Year 2015 Guidance

Commenting on the earnings preannouncement, Mr. Bell said, “We expect revenues to be approximately $214 and $781 million for the fourth quarter and full year, respectively. This compares to approximately $181 and $653 million for fourth quarter and full year 2013, respectively. We anticipate fourth quarter income per diluted share to be in a range of $0.54 and $0.56 compared to $0.50 a year ago. We expect full 2014 income per diluted share to be in a range of $1.95 and $1.97 compared to $1.77 in 2013.”

Commenting on full year 2015 guidance, Mr. Bell said, “We expect revenues, inclusive of the impact of Towne, to increase in the range of 26% to 28% over full year 2014. We expect income per diluted share to be between $2.26 and $2.50 per share. Again these estimates are without regard to the $15 million in estimated one-time deal related costs. We have also included in our 2015 guidance an approximately $0.10 reduction in income per diluted share due to the anticipated net impact of lower fuel surcharges.”

Commenting on the fourth quarter, Mr. Campbell, said, “The owner operator recruiting challenge we experienced for the first nine months of 2014 actually intensified in the fourth quarter. This resulted in the use of more costly outside capacity providers for an unprecedented 26% of our fourth quarter network miles. On a positive note, we have seen a very positive response to our new team pay package. In addition to the reduced costs that will come from offsetting outside miles, we also implemented a February 2nd rate increase. This rate increase was crafted to specifically target our more costly lanes that require team service. We also expect to fully utilize Towne’s driver base, which should have a very positive impact as well.”

In closing, Mr. Campbell, said, “While I firmly believe that our acquisition of Towne will undoubtedly prove to be one of the best deals in our history, the diligence has been costly as well as a distraction to our management team. With that distraction substantially behind us, we can focus on integration, cost control and most importantly providing superior service to our customers and superior returns to our shareholders.”

Raymond James & Associates, Inc. served as financial advisor to Forward Air, and Carlton Fields Jorden Burt, P.A. acted as legal advisor for the transaction.

Review of Financial Results

Forward Air will hold a conference call to discuss the acquisition of Towne and earnings preannouncement on Thursday, February 5, 2015 at 9:00 a.m. EST. The Company's conference call will be available online on the Investor Relations portion of the Company’s website at www.forwardair.com or by dialing 1-800-288-8975. A replay of the conference call will be available at www.forwardair.com beginning shortly after the completion of the live call.

About Forward Air Corporation

Forward Air Corporation operates three business segments: Forward Air, Inc., Forward Air Solutions, Inc. and Total Quality, Inc.

Forward Air, Inc. is a leading provider of time-definite surface transportation and related logistics services to the North American expedited ground freight market. We offer our customers local pick-up and delivery (Forward Air CompleteSM) and scheduled surface transportation of cargo as a cost-effective, reliable alternative to air transportation. We transport cargo that must be delivered at a specific time but is relatively less time-sensitive than traditional air freight or when air transportation is not economical. We also offer our customers an array of logistics and other services including: expedited full truckload (TLX); intermodal/drayage (Central States Trucking Co.); dedicated fleets; warehousing; customs brokerage; and shipment consolidation, deconsolidation and handling.

Forward Air Solutions, Inc. is a provider of pool distribution services. Pool distribution involves the consolidation and shipment of several smaller less-than-truckload shipments to a common area or region. Once at the regional destination, the loads are deconsolidated, then grouped with other shipments with common delivery points, and delivered in a very precise, time-sensitive manner. Our pool distribution network consists of 24 terminals within the mid-Atlantic, Southeast, Midwest and Southwestern United States.

Total Quality, Inc. utilizes industry-leading temperature-controlled equipment, 24-hour monitoring and tracking technology and layered security features to provide our customers with the highest level of service. In addition to our core pharmaceutical services, we provide brokerage transportation services. Headquartered in central Michigan, we service the United States, Canada and Mexico.

Important Information
This press release contains “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical information or statements of current condition and relate to future events or our future financial performance, including, without limitation, statements as to Towne or the anticipated benefits of the transaction. Some forward-looking statements may be identified by use of such terms as “believes,” “anticipates,” “intends,” “plans,” “estimates,” “projects” or “expects.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, our inability to maintain our historical growth rate because of a decreased volume of freight moving through our network or decreased average revenue per pound of freight moving through our network, increasing competition and pricing pressure, surplus inventories, loss of a major customer, the creditworthiness of our customers and their ability to pay for services rendered, our ability to secure terminal facilities in desirable locations at reasonable rates, the inability of our information systems to handle an increased volume of freight moving through our network, changes in fuel prices, claims for property damage, personal injuries or workers' compensation, employment matters including rising health care costs, enforcement of and changes in governmental regulations, environmental and tax matters, the handling of hazardous materials, the availability and compensation of qualified independent owner-operators and freight handlers needed to serve our transportation needs and our inability to successfully integrate acquisitions. As a result of the foregoing, no assurance can be given as to future financial condition, cash flows or results of operations. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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CONTACT:
Forward Air Corporation
Rodney L. Bell, 423-636-7000
rbell@forwardair.com